U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 1, 2007

ECCO ENERGY CORP.
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
________________________________________
(State or other Jurisdiction as Specified in Charter)

000-51656	87-0469497
(Commission file number)	(I.R.S. Employer Identification No.)

955 Dairy Ashford
Suite 206
Houston, Texas 77079
_______________________________
(Address of Principal Executive Offices)

713.771.5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

During May 2006, ECCO Energy Corp., a Nevada corporation (the “Company”) had entered into two separate purchase and sale agreements, which the Company intended to close during 2007, as follows: (i) Ronald E. Reece M.D. Revocable Trust of 2000; and (ii) Wild Tree Enterprises to acquire its 11% working interest in the E.C. Wilson and Wilson State Tract Leases. The Company did not close these agreements and during the six-month period ended June 30, 2007, the Company deemed null and void such agreements and re-negotiated their respective terms and provisions as disclosed below.

Reece Revocable Trust

On August 1, 2007, with an effective date of February 1, 2006, the Company entered into a purchase and sale agreement (the “Agreement”) with Ronald B. Reece M.D., Trustee of the Ronald B. Reece M.D. Revocable Trust of 2000 (“Reece Revocable Trust”). In accordance with the terms and provisions of the Agreement: (i) the Company acquired from the Reece Revocable Trust a 20% working interest in the E.C. Wilson and Wilson State Tract Leases located in Nueces County, Texas; (ii) the Company issued to the Reece Revocable Trust an aggregate of 141,750 shares of its restricted Common Stock at $0.26 per share representing an aggregate value of approximately $36,855; and (iii) the Company issued to the Reece Revocable Trust a promissory note in the principal amount of $205,548 payable in one lump sum payment on or before July 31, 2008 with interest accruing at the rate of 7% per annum payable in monthly installments on the last day of each month with the first installment due on August 31, 2007.

Wild Tree Release

On August 1, 2007, the Company entered into a mutual release (the “Release”) with Dr. Harold Crook and Wild Tree Enterprises (collectively, “Wild Tree”). In accordance with the terms and provisions of the Release: (i) Wild Tree agreed to allow the Company to retain its 11% net working interest in the E.C. Wilson and Wilson State Tract Leases located in Nueces County, Texas from February 1, 2006 to June 30, 2007; (ii) Wild Tree agreed to allow the Company to retain the proceeds received from the 11% net working interest in the approximate amount of $91,346; (iii) the Company agreed to issue to Wild Tree an aggregate of 110,000 shares of its restricted Common Stock; and (iv) each of the Company and Wild Tree agreed to mutually release one another from any and all past claims, demands, obligations, actions, cause of action, rights, damages of any nature.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

    Not applicable.

(b) Pro forma Financial Information.

    Not applicable.

(c) Shell Company Transaction.

    Not applicable.

(d) Exhibits

    10.1 Purchase and Sale Agreement dated August 1, 2007 between ECCO Energy Corp. as Buyer and Ronald B. Reece M.D. Trustee of the Ronald B. Reece M.D. Revocable Trust of 2000 as Seller.

    10.2  Assignment, Conveyance and Bill of Sale from Ronald E. Reece M.D. Trustee of the Ronald E. Reece M.D. Revocable Trust of 2000 to ECCO Energy Corp. dated August 1, 2007 with an effective date of February 1, 2006.

    10.3  Promissory Note dated August 1, 2007 in the principal amount of $205,548.39 issued by ECCO Energy Corp. to Ronald E. Reece M.D. Revocable Trust of 2000.

    10.4  Mutual Release dated August 1, 2007 between ECCO Energy Corp., Dr. Harold Cook and Wild Tree Enterprises.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
ECCO ENERGY CORP.

Date: August 13, 2007	By:	/s/ Samuel Skipper
Name: Samuel Skipper
Title: President/CEO

Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

ECCO ENERGY CORP

AS BUYER

AND

RONALD E. REECE, M. D. TRUSTEE OF THE

RONALD E. REECE, M.D. REVOCABLE TRUST OF 2000

AS SELLER

DATED: August 1, 2007

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (“Agreement”) dated August 1, 2007, is between ECCO ENERGY CORP., a Nevada corporation whose mailing address is P.O. Box 421917, Houston, TX., 77242 (“Buyer”) and RONALD E. REECE, M. D. TRUSTEE OF THE RONALD E. REECE, M. D. REVOCABLE TRUST OF 2000, a California trust, whose mailing address is 1441 Liberty, Suite 206, Redding, California 96001 (“Seller”).

In consideration of the mutual covenants and agreements contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1.  TRANSFER OF ASSETS

1.1         The Properties.  Subject to the terms and conditions of this Agreement, Seller agrees to transfer and convey to Buyer, and Buyer agrees to acquire from Seller, effective as of 7:00 a.m. Central Standard Time, on February 1, 2006 (the “Effective Date”), at the location of the respective properties (the “Effective Time”), the following:

(a)         An undivided 20% in and to the oil, gas and mineral leases and the leasehold estates created thereby, described in Exhibit “A” attached hereto (the “Leases”), insofar as the Leases cover and relate to the land and depths described in Exhibit “A” (the “Land”), together with corresponding interests in and to all the property and rights incident thereto, including all rights in any pooled or unitized acreage by virtue of the Land being a part thereof, all production from the pool or unit allocated to any such Land, and all interests in any wells within the pool or unit associated with the Land;

(b)         The oil and/or gas wells described on Exhibit “A” (the “Wells”) together with all personal property, equipment, fixtures, platforms, structures and improvements located on and appurtenant to the Leases insofar as they relate to the production, treatment, sale, or disposal of hydrocarbons or water produced from or attributable to the Wells;

(c)         To the extent transferable by Seller without material restriction under applicable law or third-party agreements (without the payment of any funds or consideration), all contracts and contractual rights, obligations, and interests, including all farmout and farmin agreements, operating agreements, production sales and purchase contracts, saltwater disposal agreements, surface leases, division and transfer orders, and other contracts or agreements covering or affecting any or all of the interests described or referred to above (the “Contracts”);

(d)         All easements, rights-of-way, licenses, authorizations, permits, and similar rights and interests applicable to, or used or useful in connection with, any or all of the above-described interests and specifically those set forth on Exhibit “A”;

(e)         All oil, condensate, natural gas liquids, and other minerals produced after the Effective Time attributable to Seller’s interest in the Properties; and

(f)         All proceeds, regardless of when received, generated from the sale of oil and/or gas attributable to production from the Properties after the Effective Date.

All of the above real, personal, tangible, and intangible properties, rights, titles, and interests described in subparagraphs (a) through (f) above, subject to the limitations and terms expressly set forth herein and in the Exhibit “A”, attached hereto, are hereinafter collectively called the “Properties” or, individually, a “Property”.

ARTICLE 2.  PAYMENT

 As of the date of this Agreement, Buyer has delivered to Seller a Promissory Note (the "Note") dated August 1, 2007 in the sum of   US $ 205,548.39 payable in one lump sum payment on or before July 31, 2008 and interest at the rate of seven (7%) per annum payable in monthly installments on the last day of each month with the first installment on August 31, 2007., with a maturity date of July 31, 2008. At Closing Buyer shall also deliver to Seller 141,750 shares of common stock of ECCO Energy Corp. in the form of a stock certificate.

ARTICLE 3.  REPRESENTATIONS OF SELLER

3.1  Existence. Seller is a California trust duly organized, validly existing, and in good standing under the laws of the state of its organization and is duly qualified to do business in the states in which the Properties are located.

3.2  Authorization. This Agreement has been duly executed and delivered on Seller's behalf and at the Closing all documents and instruments required hereunder will have been duly executed and delivered and Seller shall have all necessary and requisite authority to execute and deliver such documents.  This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms.

3.3   Power.   Seller’s execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of their certificates of organization, regulations, or other governing documents; (ii) result in material breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which they are a party or by which they are bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.

3.4         Brokers.  Seller has incurred no liability, contingent or otherwise, for broker’s or finder’s fees in respect of this transaction, for which Buyer shall have any responsibility whatsoever.

3.5         Foreign Person.  Seller is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), Section 1445 and 7701 (i.e. Seller is not nonresident aliens, foreign corporations, foreign partnerships, foreign trusts, or foreign estates as those terms are defined in the Code and any regulations promulgated thereunder).

3.6         Litigation.  Except as set forth on Schedule 3.6, there are no lawsuits directly involving the Properties with respect to which Seller has received service of process, and to the best of Seller’s knowledge, there are no lawsuits with respect to Seller which would have a Material Adverse Effect on the Properties.

3.7         Contracts.  Except as disclosed on Schedule 3.7, Seller has paid its shares of all costs payable by it under the Leases and Contracts, except those being contested in good faith.  Neither Seller, nor to the knowledge of Seller, any other party is in default under any Contract except such defaults as would not, individually or the aggregate, have a Material Adverse Effect.  There are no Contacts with affiliates of Seller which will be binding on the Properties after Closing.

3.8         Compliance with Laws.  The execution and performance of this Agreement by Seller does not violate any law or regulation of any jurisdiction or governmental body or agency and does not require approval of, or filing with, any governmental body or agency.

3.9         Representations, Statements and Certificates.  No representation by Seller, nor any statement or certificate furnished or to be furnished by Seller pursuant to this Agreement, or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

  3.10   Validity of Leases and Contracts.  Seller makes no representation or warranty of any kind regarding the validity or continued existence of any Leases or Contracts.

ARTICLE 4.  REPRESENTATIONS OF BUYER

4.1         Existence.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and is duly qualified to do business in the states in which the properties are located.

4.2         Authorization.  Buyer has all authority necessary to enter into this Agreement and to perform all its obligations hereunder.  This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered.  This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganizations, insolvency, or similar laws affecting creditors’ rights generally.

4.3         Power.  Buyer’s execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

4.4         Brokers.  Buyer has incurred no liability, contingent or otherwise, for broker’s or finder’s fees in respect of this transaction, for which Seller shall have any responsibility whatsoever.

4.5         Buyer’s Knowledge.  Buyer (i) has such knowledge and experience in business, financial, and oil and gas matters that it is capable of evaluating the merits and risks of entering into and of carrying out its obligations in connection with the acquisition of the Properties in the manner contemplated herein; (ii) has received to date all information concerning the Properties and such other information relating to this Agreement which it requested; and (iii) is able to bear the economic risk of its investment in the Properties for an indefinite period of time.  Further, Buyer acknowledges that Seller is relying upon the representations contained in the foregoing sentence and that absent such representations the proposed sale to Buyer would not be entered into and this Agreement would not be executed and delivered by Seller.

4.6         Effective Agreement.  The execution, delivery, and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not require the consent, waiver, approval, or authorization of any person or public authority; do not result in a violation of any material breach of any law, rule, or regulation applicable to Buyer, and do not conflict with or result in a breach of any of the governing instruments of Buyer or, with or without the giving of notice and/or the passage of time, any mortgage, deed of trust, license, indenture, or other instrument or agreement, or any order, judgment, or other restriction of any kind or character to which Buyer is a party.

4.7         Litigation.  Buyer is not a party to or threatened by any litigation, proceeding, or controversy before any court, governmental body, or administrative agency which would have a Material Adverse Effect on the transactions contemplated under this Agreement.

4.8         Compliance with Laws.  The execution and performance of this Agreement by Buyer does not violate any law or regulation of any jurisdiction or governmental body or agency and does not require approval of, or filing with, any governmental body or agency.

4.9         Representations, Statements and Certificates.  No representation by Buyer, nor any statement or certificate furnished or to be furnished by Buyer pursuant to this Agreement, or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

ARTICLE 5.  DISCLAIMER OF WARRANTIES

5.1         No Warranties.    Except as set forth in Article 3, conveyance of the properties will be made without representations or warranties, express or implied in fact or in law, as to merchantability, durability, use, operation, fitness for any particular purpose, condition, safety of the properties, compliance with regulatory and environmental requirements or otherwise.

5.2         Buyer Inspection.  Buyer hereby agrees that it will inspect the properties, including, without limitation, the leases and the contracts, wells personal property, and equipment assigned and conveyed herein and that it will accept the same “AS IS, WHERE IS” and “WITH ALL FAULTS”.  Buyer releases Seller from all Losses (as defined herein) with respect to the properties, whether or not caused by or attributable to Seller’s negligence and whether or not arising from or in connection with or during the period of Seller’s ownership or use of the properties.  Without limiting the above, Buyer waives its right to recover from Seller and forever releases and discharges Seller from any and all losses, penalties, fines, liens, judgments, costs and expenses whatsoever (including, without limitation, attorney’s fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the properties or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as Amended (42 U.S.C. 9601 Et. Seq.), the Clean Water Act (33 U.S.C. 466 Et.Seq.), the Safe Drinking Water Act (14 U.S.C. 1401-1450), the Hazardous Materials Transportation Act (49 U.S.C. 1801 Et.Seq.), the Toxic Substance Control Act (15 U.S.C. 2601-2629) and all applicable state or local laws.

5.3         Prior Operations.  Buyer hereby acknowledges that the Properties have been utilized for the purpose of production and development of oil and gas and that there may have been spills of wastes, crude oil, produced water or other materials in the past onto the Properties or in connection therewith.  In addition, some oil field production equipment may contain asbestos or naturally occurring radioactive material (hereinafter referred to as “NORM”).  In this regard Buyer expressly understands the NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms, and that said wells, materials and equipment located on the Properties or included therein may contain NORM and that NORM-containing material may be buried or otherwise disposed of on the Properties.  Buyer also expressly understands that special procedures may be required for the remediation, removal, transportation and disposal of asbestos and NORM from the Properties where it may be found, and Buyer assumes all responsibility and liability for or in connection with assessment, remediation, removal, transportation, and disposal of any such materials and associated activities in accordance with all rules, regulations and requirements of governmental agencies.

6.  Survival of Warranties.  The representations and warranties of Seller and Buyer under this Agreement shall survive closing for a period of one (1) year.

ARTICLE 6.  SELLER’S CONDITIONS OF CLOSING

The obligation of Sellers to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Sellers, in whole or in part:

6.1         Representations.  The representations of Buyer under Article 4 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and accurate in all material respects.

6.2         Performance.  Buyer shall have performed and complied with each covenant, agreement, and condition required by this Agreement to be performed or complied with by it prior to or at Closing.

6.3         Pending Matters.  At Closing, no litigation, proceeding, investigation, or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

ARTICLE 7.  BUYER’S CONDITIONS OF CLOSING

The obligation of Buyer to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Buyer, in whole or in part:

  7.1       Representations.  The representations of Seller under Article 3 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of Closing and shall then be true and accurate in all material respects.

  7.2      Performance.  Seller shall have performed and complied with each material covenant, agreement, and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

  7.3      Pending Matters.  At Closing, no suit or action shall have been instituted or threatened that questions or reasonably appears to adversely materially affect the validity or legality of this Agreement or the transactions contemplated by this Agreement.

  7.4      Examination of Properties.  Buyer shall have completed all inspections it deems necessary of the Properties, including without limitation, the running of logs in existing wells, all as Buyer in its sole judgment deems appropriate and Buyer shall notify Seller of its willingness to accept the Properties in their then existing condition.

ARTICLE 8.  CLOSING

8.1         Time and Place of Closing.  Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the “Closing”) shall occur on May 5, 2006 (the “Closing Date”); provided, however, that if all of the conditions to Closing set forth in Articles 6 and 7 have not been satisfied or waived by such date or any extended date for Closing the party whose obligations are subject to the conditions that have not been satisfied or waived shall have the right to extend the date of Closing for successive periods of up to seven days each until such conditions shall have been satisfied or waived.  The Closing shall be held at Buyer’s offices located at 955 Dairy Ashford Ste# 206, Houston, Texas 77079, or at such other location as may be mutually agreed upon by Seller and Buyer.

8.2         Closing Obligations.

(a)         At Closing, Seller shall deliver to Buyer the following:

(i)         Executed Assignment, Conveyance and Bill of Sale of the interest in the Properties;

(ii)         Possession of the Properties;

 (b)         At Closing, Buyer shall deliver to Seller the following:

(i)	Execute the Assignment, Conveyance and Bill of Sale delivered by Seller to Buyer at Closing, evidencing Buyer’s acceptance of same and assumption of all obligations thereunder; and

(ii)         Promissory Note set forth in Article 2.1 above; and

(iii)         Stock certificate as set forth in Article 2.1 above.

8.3         Further Assurances.  The parties shall execute, acknowledge, and deliver any other documents and shall take such other actions as may be reasonably necessary to carry out their obligations under this Agreement.

8.4         Simultaneous Closing.  The delivery of all documents and actions taken at the Closing shall all be considered parts of a simultaneous transaction and no delivery of documents or action taken shall be considered completed until all documents for such Closing have been delivered and other action taken.

ARTICLE 9.  ADDITIONAL AGREEMENTS

9.1         Notices.  All notices hereunder shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the party charged with such notice and addressed as follows:

BUYER:	ECCO Energy Corp.
P.O. Box 421917
Houston, Texas, 77242

SELLER:	Ronald E. Reece, M.D. Trustee of the
Ronald E. Reece, M.D. Revocable Trust of 2000
1441 Liberty, Suite 206
Redding, California 96001

Any party may, by written notice so delivered to the other, change the address of the individual to which or to whom delivery shall thereafter be made.

9.2         Recording Documents.  Buyer shall pay all transfer, documentary, filing, and recording fees incurred in connection with the filing and recording of the instruments of conveyance.  As soon as practicable after Closing, Buyer shall provide Seller with copies of all recorded documents conveying the Properties to Buyer.

9.3         Right of Termination.

(a)         This Agreement and the transactions contemplated hereby may be terminated in the following instances:

(i)         By Seller if any of the conditions set forth in Article 6 are not satisfied in all material respects or waived as of the Closing Date;

(ii)         By Buyer if any of the conditions set forth in Article 7 are not satisfied in all material respects or waived as of the Closing Date; or

(iii)         At any time prior to Closing by the mutual written agreement of Buyer and Seller.

(b)         In the event of the termination of this Agreement by Seller in accordance with Section 9.3(a)(i), Seller shall have no liability hereunder of any nature whatsoever to Buyer, including any liability for damages.  If Buyer terminates this Agreement in accordance with Section 9.3(a)(ii) above, it shall have no liability hereunder of any nature whatsoever to Seller including any liability for damages.

(c)      Except as provided above in this Section 9.3(b), nothing contained herein shall be construed to limit Seller’s or Buyer’s legal or equitable remedies in the event of breach of this Agreement.

9.4         Indemnify Regarding Access.  Buyer agrees to indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, losses, costs and expenses attributable to personal injuries, death, or property damage, arising out of or relating to access to the Properties and to the records and other related information prior to the Closing by Buyer and the Seller, even if caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault  of Seller.

ARTICLE 10.  ASSUMPTION OF OBLIGATIONS; INDEMNIFICATION

10.1                   Assumption of Contracts.  The sale of the Properties is and will be made subject to the Contracts to which the Properties are presently subject.  Buyer shall assume and be responsible for all obligations accruing under the Contracts as of and after the Effective Time.

10.2                   General Indemnity.  Upon Closing, Buyer agrees to assume all responsibility for the wells, the casing, and all other leasehold equipment in and on said wells, and all other personal property and fixtures used on or in connection with the Leases before, on, and after the Effective Time.  Buyer agrees to defend, indemnify, and hold Seller harmless from and against any and all Losses arising out of, incident to, or in connection with the Properties, operations on the Properties, arising and occurring on or after the Effective Time. Seller agrees to defend, indemnify, and hold Buyer harmless from and against any and all Losses arising out of, incident to, or in connection with the Properties, operations on the Properties, arising and occurring before the Effective Time.

10.3                   Buyer’s Environmental Indemnification.  Upon Closing, Buyer, its successors and assigns, agree to indemnify against, and defend and hold Seller harmless from all Losses (including but not limited to any civil fines, penalties, expenses, costs of clean-up or remediation, and plugging liabilities for any and all wells) brought by any and all persons, including, but not limited to, Buyer’s and Seller’s employees, agents, or representatives and also any private citizens, persons, or organizations and any agency, branch, or representative of federal, state, or local government, on account of any personal injury, disease, or death or any damage, destruction, loss of property or contamination of natural resources (including air, soil, surface water, or ground water) resulting from, arising out of any liability caused by, or connected with any environmental condition of, on, or resulting from the Properties on or after the Effective Time, including, but not limited to, the presence, disposal, or release of any material of any kind in, on or under the Properties or other affected property, or at any time caused by or connected with acts or omissions of any party’s employees, representatives, or agents with regard to the use, ownership, or operatorship of the Properties.  BUYER’S INDEMNIFICATION SHALL EXTEND TO AND INCLUDE (i) THE NEGLIGENCE OF SELLER, BUYER, AND PARTIES ACTING ON BEHALF OF BUYER, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, JOINT, SOLE, OR CONCURRENT, AND (ii) BUYER’S STRICT LIABILITY.  This indemnification shall be in addition to any other indemnity provisions contained in this Agreement, and it is expressly understood and agreed that any terms of this Section 10.3 shall control over any conflicting or contradicting terms or provisions contained in this Agreement. Upon Closing, Seller, its successors and assigns, agree to indemnify against, and defend and hold Buyer harmless from all Losses (including but not limited to any civil fines, penalties, expenses, costs of clean-up or remediation, and plugging liabilities for any and all wells) brought by any and all persons, including, but not limited to, Buyer’s and Seller’s employees, agents, or representatives and also any private citizens, persons, or organizations and any agency, branch, or representative of federal, state, or local government, on account of any personal injury, disease, or death or any damage, destruction, loss of property or contamination of natural resources (including air, soil, surface water, or ground water) resulting from, arising out of any liability caused by, or connected with any environmental condition of, on, or resulting from the Properties before the Effective Time, including, but not limited to, the presence, disposal, or release of any material of any kind in, on or under the Properties or other affected property, or at any time caused by or connected with acts or omissions of any party’s employees, representatives, or agents with regard to the use, ownership, or operatorship of the Properties.  SELLER’S INDEMNIFICATION SHALL EXTEND TO AND INCLUDE (i) THE NEGLIGENCE OF SELLER, BUYER, AND PARTIES ACTING ON BEHALF OF SELLER, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, JOINT, SOLE, OR CONCURRENT, AND (ii) SELLER’S STRICT LIABILITY.  This indemnification shall be in addition to any other indemnity provisions contained in this Agreement, and it is expressly understood and agreed that any terms of this Section 10.3 shall control over any conflicting or contradicting terms or provisions contained in this Agreement.

ARTICLE 11.  ARBITRATION

11.1                   Selection of Arbitrators.  Any controversy between the parties hereto arising under this Agreement and not resolved by agreement shall be determined by a board of arbitration upon notice of submission given by either party to the other, which notice shall name a qualified, independent arbitrator.  Within ten (10) days after the receipt of such notice, the other party shall name a qualified, independent arbitrator, or failing to do so the party giving notice shall name the second.  The two arbitrators so appointed shall name the third qualified, independent arbitrator, or failing to do so, the third arbitrator may be appointed by the Senior Judge (in service) of the United States District Court for the Southern District of Texas.

11.2                   Determination.  The arbitrators selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute.  The arbitrators shall promptly hear and determine (after due notice of hearing and giving the parties a reasonable opportunity to be heard) the questions submitted, and shall render their decision within sixty days after appointment of the third arbitrator.  If within said period a decision is not rendered by the board, or majority thereof, new arbitrators may be named and shall act hereunder at the election of either Buyer or Sellers in like manner as if none had been previously named.

11.3                   Decision Binding.  The decision of the arbitrators, or the majority thereof, made in writing shall be final and binding upon the parties hereto as to the questions submitted, and Buyer and Seller will abide by and comply with such decision.  The expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne equally by the parties hereto, except that each party shall bear the compensation and expenses of its own counsel, witnesses, and employees.

ARTICLE 12.  MISCELLANEOUS

12.1                   Amendment.  This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

12.2                   Gender.  References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, or corporations.  As used in this Agreement, “person” shall mean any natural person, corporation, limited liability company, partnership, trust, estate, or other entity.

12.3                   Entire Agreement.  This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

12.4                   Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights, or remedies.  This Agreement and any rights, obligations, responsibilities, and duties of Buyer hereunder may be assigned by Buyer.

12.5                   Survivability.  Except as otherwise specifically provided in this Agreement, all indemnifications, covenants, agreements, representations, guaranties, and warranties shall survive the execution of the Agreement, the Closing, and the delivery and recordation of any deeds, assignments, or bills of sale which convey the Properties from Seller to Buyer.

12.6                   Severability.  If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

12.7                   Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Texas (excluding any conflict of laws provision that would require the application of the law of any other jurisdiction).

12.8                   Section Headings.  The section headings contained in this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

12.9                   Waiver.  No waiver of any provision or rights under this Agreement shall be effective unless in a writing signed by the waiving party.  No waiver of any specified right or provision shall be construed as a waiver of any other right or provision.

The parties have executed this Agreement as of the date first above mentioned.

BUYER:                                                   SELLER

ECCO ENERGY CORP.                                    RONALD E. REECE, M.D. TRUSTEE OF THE
RONALD E. REECE, M.D. REVOCABLE TRUST
OF 2000

  ___________________                                   _______________________
   Samuel M. skipper, President                            Dr. Ronald E. Reece,  Trustee

EXHIBIT "A"

(1) Oil, Gas and Mineral Lease dated January 13, 1934 from Ellen C. Wilson to S. F. Hurlbut recorded in Volume 15, Page 608 of the Oil & Gas Lease Records of Nueces County, Texas insofar and only insofar as to 250 acres, more or less, being the eastern 250 acres of the northern 250 acres of the 434.59 acre tract set aside to Leonora Bernard and more fully described in that certain Partition Decree of the Estate of W. W. Wright, Deceased, recorded in Book “H”, Page 313 of the Minutes of District Court of Nueces County, Texas and (2) Oil, Gas and Mineral Lease dated December 9, 1950 from the State of Texas to F. William Carr recorded in Volume 116, Page 100 of the Oil & Gas Lease Records of Nueces County, Texas insofar and only insofar as to 5 acres, more or less, being out of Tract 5 of the Nueces River containing 80 acres, said 5 acre tract being more fully described in that certain Gas Unit Pooling Agreement dated November 28, 1966 for the Wilson-State Gas Unit recorded in Volume 263, Page 126 of the Oil & Gas Lease Records of Nueces County, Texas, including all producing, non-producing and shut-in oil and gas wells (hereinafter called “Wells”) located on and/or associated with said Leases, together with all mineral leasehold estates and working interests created by such Leases, together with any interests in contracts, agreements, pipelines, pipeline right-of-ways or easements affecting or relating to said Leases and all material, fixtures, personal property and equipment associated with such Wells.
Assignor’s right, title and interest in and to such Leases and Wells, including the lands, contracts, fixtures, personal property, equipment, rights and interests described above being collectively referred to hereinafter as the “Properties”.

EXHIBIT 10.2
ASSIGNMENT, CONVEYANCE AND BILL OF SALE

STATE OF TEXAS                                                                §
§
COUNTY OF NUECES                                                                §

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RONALD E. REECE, M.D. TRUSTEE OF THE RONALD E. REECE, M.D. REVOCABLE TRUST OF 2000 (hereinafter referred to as “Assignor”), whose mailing address is1441 Liberty, Suite 206, Redding, California 96001, does hereby BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY, subject to all of the provisions herein below set forth, to ECCO ENERGY CORP., (hereinafter referred to as “Assignee”) whose mailing address is P.O. Box 421917, Houston, Texas 77242, an undivided 20% interest in and to the oil and gas leases and any related contract, whether recorded or unrecorded, and any Pooling Agreement (hereinafter collectively referred to as the “Leases”) more fully described as (1) Oil, Gas and Mineral Lease dated January 13, 1934 from Ellen C. Wilson to S. F. Hurlbut recorded in Volume 15, Page 608 of the Oil & Gas Lease Records of Nueces County, Texas insofar and only insofar as to 250 acres, more or less, being the eastern 250 acres of the northern 250 acres of the 434.59 acre tract set aside to Leonora Bernard and more fully described in that certain Partition Decree of the Estate of W. W. Wright, Deceased, recorded in Book “H”, Page 313 of the Minutes of District Court of Nueces County, Texas and (2) Oil, Gas and Mineral Lease dated December 9, 1950 from the State of Texas to F. William Carr recorded in Volume 116, Page 100 of the Oil & Gas Lease Records of Nueces County, Texas insofar and only insofar as to 5 acres, more or less, being out of Tract 5 of the Nueces River containing 80 acres, said 5 acre tract being more fully described in that certain Gas Unit Pooling Agreement dated November 28, 1966 for the Wilson-State Gas Unit recorded in Volume 263, Page 126 of the Oil & Gas Lease Records of Nueces County, Texas, including all producing, non-producing and shut-in oil and gas wells (hereinafter called “Wells”) located on and/or associated with said Leases, together with all mineral leasehold estates and working interests created by such Leases, together with any interests in contracts, agreements, pipelines, pipeline right-of-ways or easements affecting or relating to said Leases and all material, fixtures, personal property and equipment associated with such Wells.
Assignor’s right, title and interest in and to such Leases and Wells, including the lands, contracts, fixtures, personal property, equipment, rights and interests described above being collectively referred to hereinafter as the “Properties”.
This Assignment is intended to convey an undivided 20% interest as to all right, title and interest in the Properties acquired by Assignor by that certain Assignment, Bill of Sale and Conveyance dated April 27, 2004, but effective as of April 1, 2004 from Samurai Energy, L.L.C. to Ronald E. Reece, M.D. Revocable Trust of 2000 recorded as Document No. 2004023283 of the Official Public Records of Nueces County, Texas, and Assignor does hereby BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY unto Assignee, and Assignee does hereby receive and accept the undivided interest designated above in the Properties subject to all of the following terms, provisions, and conditions hereof:
1.	This Assignment is made without warranty of title and without any other warranty whatsoever, express or implied.

2.
THIS ASSIGNMENT IS MADE WITHOUT WARRANTY EITHER EXPRESS OR IMPLIED, AS TO THE QUANTITY, WEIGHT, GRADE, CONDITION, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OF ANY AND ALL WELLS, MATERIAL AND EQUIPMENT SUBJECT HERETO.

3.
Except as may otherwise specifically be provided herein, Assignor shall be entitled to all credits and proceeds of production from and accruing to the Properties prior to the Effective Date and shall be responsible for all reasonable and necessary operating costs and expenses directly attributable to the Properties prior to the Effective Date.  Assignee shall be entitled to all credits and proceeds of production from and accruing to the Properties on and after the Effective Date and shall be responsible for all costs, expenses, disbursements, obligations and liabilities attributable to the Properties on and after the Effective Date.

4.
By accepting this Assignment, Assignee agrees that Assignees has inspected and is familiar with the Properties and accepts responsibility and liability for the present and future condition of the Properties, and further agrees that this conveyance of the Properties is on an “AS IS”, “WHERE IS”, and “WITH ALL FAULTS AND DEFECTS-LATENT AND PATENT” basis.

5.
Assignee hereby agrees to indemnify, protect and defend Assignor against any and all environmental liability regarding the Properties and further agrees to hold Assignor harmless against any legal and/or financial liability which may be assessed against Assignor resulting from any environmental matters pertaining to the Properties, including, but not limited to remediation and restoration costs, fines, penalties and any other related expenses.

6.
In regard to Assignor’s interest in oil and gas Wells included within the Properties, Assignee agrees to assume all Well plugging liability and shall indemnify and hold Assignor harmless against any monetary expense necessary to plug such wells as may be required by the Railroad Commission of Texas, or any other governmental authority. Assignee also agrees to restore the surface of the Properties in accordance with applicable governmental rules, regulations, laws and orders, and as may be required under any lease, contract or other agreement affecting the Properties.

7.
Except as may otherwise specifically be provided herein, Assignor shall be liable for all ad valorem taxes, real property taxes, personal property taxes, and similar obligations (“Property Taxes”) accruing up to but excluding the Effective Date. Assignee shall be liable for all Property Taxes relating to the ownership of the Properties on and after the Effective Date.

8.
Except as may otherwise specifically be provided herein, all taxes (other than income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production and excise tax) shall be apportioned between the parties based upon the Effective Date.   All such taxes which accrued prior to the Effective Date have been or will be properly paid or withheld by Assignee and all statements, returns, and documents pertinent thereto have been or will be properly filed by Assignee on behalf of Assignor.  Payment or withholding of all such taxes which accrue on or after the Effective Date and the filing of all statements, returns and documents incident thereto shall be the liability and responsibility of Assignee.

9.
By acceptance of this Assignment, Assignee acknowledges that Assignee’s decision and election to purchase these Properties has been made solely on the basis of its own independent investigation of the Properties.  Accordingly, Assignee agrees and hereby acknowledges that Assignor has not made, and ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND THIS CONVEYANCE IS MADE BY ASSIGNOR WITHOUT ANY REPRESENTATION, COVENANT OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE, WORD USAGE OR OTHERWISE, RELATING TO: (i) ANY COVENANT OR WARRANTY OF TITLE TO THE PROPERTIES (INCLUDING, BUT NOT LIMITED TO, THE SUBJECT LEASES); THE CONDITION OF THE PROPERTIES; AND (ii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TOASSIGNEE BY OR ON BEHALF OF ASSIGNOR (INCLUDING, WITHOUT LIMITATION, INFORMATION, DATA OR OTHER MATERIALS REGARDING THE EXISTENCE OR EXTENT OF OIL, GAS OR ANY SUCH RESERVES, THE VALUE OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, PRESENT OR PAST PRODUCTION RATES, COMPLIANCE WITH LEASE TERMS, THE CONDTION OF ANY WELL, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER THE EFFECTIVE DATE).  The parties hereto agree that, to the extent required by applicable law to be operative, the disclaimers of certain warranties contained in this paragraph are “conspicuous” disclaimers for the purposes of any applicable law, rule or order.

10.
Assignor convenants and agrees to execute and deliver to Assignee all such other and additional instruments and other documents and will do all such other acts and things as may be necessary more fully to assure to Assignee or its successors or assigns, all of the respective properties, rights and interests herein and hereby granted or intended to be granted.

11.
All of the provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of Assignor and Assignee.  All references herein to Assignor or Assignee shall include their respective successors and assigns.

12.
It is the intention and agreement of Assignor and Assignee hereunder that the provisions of this Assignment be severable.  Should the whole or any portion of a section or paragraph be judicially held, to be void or invalid, such holding shall not affect other portions which can be given effect without the invalid or void portion.

13.
This Assignment states the entire Agreement between the Assignor and Assignee hereto with respect to the subject matter hereof and may not be supplemented, altered, amended, modified or revoked except in writing signed by each PARTY hereto.

14.
The convenants, indemnities, and obligations of the Assignor and Assignee shall survive the Closing and not be merged in, impaired, or abrogated by the consummation of such Closing or the delivery of any documents or instruments on such Closing.

15.	The persons signing below, by their execution, represent and warrant that they have full and lawful authority to bind the respective entities on whose behalf they are signing.

Executed by Assignor and Assignee on the _______ day of ______, _______, but this instrument is to be effective as of 7:00 o’clock a.m. on February 1, 2006, being the Effective Date.
GRANTOR:  RONALD E. REECE, M.D. TRUSTEE OF THE RONALD E. REECE, M.D. REVOCABLE TRUST OF 2000

________________________________
Dr. Ronald E. Reece, Trustee

GRANTEE:  ECCO ENERGY CORP.

_________________________________
Samuel M. Skipper, President

ACKNOWLEDGEMENTS

 STATE OF CALIFORNIA                                                                §
§
COUNTY OF ___________                                                                §

On the _____day of __________,_____, before me, _____________________________, Notary Public, personally appeared Ronald E. Reece, MD., who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

________________________________
Signature of Notary Public in and for the
State of California

STATE OF TEXAS                                                      §
§
COUNTY OF HARRIS                                                      §

This instrument was acknowledged before me this the _____ day of __________, _____, by Samuel M. Skipper, President of ECCO Energy Corp., on behalf of said company.

________________________________
Notary Public in and for the
State of Texas

After recording return to:

ECCO Energy Corp.
P.O. Box 421917
Houston, Texas  77242

EXHIBIT 10.3

 PROMISSORY NOTE

                                              August 1, 2007
                        $205,548.39                                                                                                                          Houston, Texas

For value received, the undersigned ECCO Energy Corp. (Maker) promises to pay to the order of Ronald E. Reece, M.D. Trustee of the Ronald E. Reece, M.D. Revocable Trust of 2000 (Holder) the sum of Two Hundred Five Thousand Five Hundred Forty Eight and 39/100 Dollars ($205,548.39) in installments of principal and interest due as follows:

Place of Payments

All payments shall be made to Holder at 1441 Liberty, Suite 206, Redding California 96001 or at such other location as such Payee may from time to time specify in writing to Maker.

Interest

The  Maker  agrees  to  pay  interest  on  the  outstanding principal balance to Holder commencing on the date of the  promissory  note  and  continuing  until  all  outstanding principal  is paid in full;  said interest to be charged at the simple interest rate of seven (7%) per annum.

Payment

Principal on this note is due and payable in one lump sum payment on or before July 31, 2008 and interest at the rate of seven (7%) per annum payable in monthly installments on the last day of each month with the first installment on August 31, 2007. Maker shall pay to holder all outstanding principal and accrued interest on the Maturity Date, July 31, 2008.

Prepayment

This Note may be prepaid in full at any time before maturity.

Acceleration

It is understood and agreed that time is of the essence of this  agreement  and  that  on  default  in  the  payment  of  any installment of principal or interest, or any part thereof, when due, the Holder hereof, at its election, may accelerate the unpaid balance of the principal and all accrued interest due and declare the same due and payable immediately without presentment for demand for payment of any past-due installment of principal or interest or of any remaining unpaid balance of principal or interest without notice of intent to accelerate the payment of the unpaid balance of the principal or all accrued interest due on any parties to this instrument.  If any maker, endorser, or guarantor or other surety hereof shall at anytime fail in business or become insolvent, or commit an act of bankruptcy, or if any deposit account or other property of the undersigned be attempted to be obtained or held by writ of execution, garnishment, attachment or other legal process, or if any assessment for taxes against the undersigned other than taxes on real property, is made by the federal or state government, or any department thereof, or if any one of the undersigned fails to notify the holders of any material change in its financial condition, or if for any other cause the protection of the holder, in the sole discretion of the holder, so requires, all liabilities of the undersigned to the holder, including this Note, shall, at the option of the holder, mature and become due and payable without demand, grace, notice, presentment for payment and protest, all of which are hereby waived by any and all parties to this instrument.  The failure of the holder to exercise its option to accelerate the maturity of this Note shall not constitute a waiver of its right to exercise the same at any other time.

Waiver of Protest and Extension of Time

Each maker, endorser, and guarantor or other surety of this Note does hereby waive demand, grace, notice, presentment for payment, and protest, and further does hereby agree and consent that this Note may be renewed, and the time for payment extended without notice, and without releasing any of the parties.

Costs of Collection

In the event that this Note is not paid when due, the Maker, each endorser, or guarantor, and all persons that have assumed the obligations of this Note, agree to pay the costs, expenses, attorneys' and other fees paid or incurred by the Holder of this Note or adjudged by a court, including: (l)  the costs of suit and such amount as the court adjudges for fees of an attorney in an action to enforce payment of this note in whole or in part; (2)  costs of suit and such amount as the court adjudges for the fees of an attorney in any other litigation or controversy in connection  with  this  note, including but not limited to (a) actions for relief based on rescission or action to cancel this Note that any such Holder is required to defend and (b) actions for declaratory relief that any such Holder if required to prosecute or defend and (3) reasonable costs of collection, costs  and expenses of, and attorneys' fees paid towards, the collection, enforcement, or sale of this Note in whole or in part, or of any covenant of this Note, whether suit is filed or not.
Release of Note

Holder may grant releases or compromises of this Note to any party that is liable to make payment on this Note, without notice or consent of Maker, and without affecting the liability of Maker under this Note.

Rights and Remedies of Holder Cumulative

The rights and remedies of Holder specified in this Note are cumulative and do not exclude any other rights or remedies Holder may otherwise have.

Choice of Law

This Note has been made and delivered in the State of Texas, and this Note shall be governed and construed in accordance with the laws of the State of Texas in all respects, including matters of construction, validity, and performance.
Severability of Invalid Provision

If any provision or part thereof, of this Note is invalid under the laws of the State of Texas, the provision or part thereof shall be ineffective to the extent of its invalidity under the applicable law without invalidating the remainder of the provision or other provisions of this Note.

Authorization to Date and Complete Instrument

Maker authorizes holder, without notice to Maker, to date this instrument as of the day the loan evidenced by this instrument is made, and to complete this instrument in any other particulars according to the terms of the loan.
Modification of Note

No provision of this note shall be modified except by a written instrument expressly referring to this Note and to the provisions modified.

Note Binding on Assignees

This Note and the provisions hereof are to be binding on the heirs, executors, administrators, assigning or successors of Maker.
Waiver

No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

"Maker"                                                                           "Holder"

__________________________                                                 ____________________________
ECCO Energy Corp.                                                                           Ronald E. Reece, M.D. Trustee of the
Samuel M. Skipper, President                                                          Ronald E. Reece, M.D. Revocable Trust of 2000
                                          Dr. Ronald E. Reece, Trustee

EXHIBIT 10.4

MUTUAL RELEASE

THIS MUTUAL RELEASE (“Release”) is made and entered into effective as of August 1, 2007 (the “Effective Date”), by and between ECCO Energy Corp., a Nevada corporation, together with its officers, directors and Affiliates, (all of the foregoing are hereinafter collectively referred to as “ECCO Released Parties”) with their principal place of business located at 955 Dairy Ashford, Suite 206, Houston TX 77079;; and Dr. Harold Crook and Wild Tree Enterprises together with each of his, its and their other past or present Affiliates ( hereinafter collectively referred to as the “Wild Tree Parties”) each whose address is 199 Via Inez, Newbury Park, California 91320, For purposes hereof, the term “Affiliate” shall mean any individual, person, or entity controlling, controlled by or under common control with the referenced individual, person, or entity.

WHEREAS, ECCO Energy Corp. has received the proceeds of the 11% working interest in the Wilson wells No. 1,2,3,6,7, and 10, State Tract #5 No.5-2 located in Nueces County, Texas (hereinafter the “Wilson Lease”)owned by Wild Tree Enterprises for the periods from February 1,2006 to June 30, 2007;

WHEREAS, Wild Tree Enterprises has agreed to allow ECCO Energy Corp. to retain such proceeds covering such periods in consideration of the issuance and delivery of One Hundred Ten Thousand shares ECCO Energy Corp. common stock to Wild Tree Enterprises; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the agreement herein contained, the parties hereto do hereby agree as follows:

1.           Mutual Releases. The mutual releases given below are in consideration of each other.

a.           Each of ECCO Energy Corp., together with its past or present Affiliates, successors, assigns, heirs, executors, officers and directors, hereby jointly and severally completely release and forever discharge Wild Tree Parties and each of their respective Affiliates, individual, joint or mutual, past and present representatives, attorneys, successors, assigns, employees and agents (collectively the “Wild Tree Released Parties”), from any and all past and present claims, demands, obligations, actions, causes of action, rights, damages, costs, liabilities, injuries, duties, losses of service, expenses and compensation of any nature whatsoever, related to or arising out of any right, claim, cause of action, suit, debt, whether known or unknown, both at law and in equity, which ECCO Energy Corp., together with its past or present Affiliates, successors, assigns, heirs, executors, officers and directors, hereby jointly and severally completely may now have, or may have ever had, regardless whether asserted or not, legal or contractual, and whether arising out of written documents or undertakings, fraud, misrepresentation, course of conduct, or tort, or statutory or regulatory, against any one or more of the Wild Tree Released Parties arising prior to the Effective Date and for any reason whatsoever related to the business of any of the Wild Tree Released Parties, including but not limited to, any and all rights arising out of the contracts or business dealings, any matters related to personal services or employment rights, any rights regarding ownership or operations of any oil and gas leasehold interests, or any monies due or hereafter payable by or to anyone, except for such rights or claims arising under or resulting from this Mutual Release. Each of ECCO Energy Corp., together with its past or present Affiliates, successors, assigns, heir, executors, officers and directors, hereby jointly and severally hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to he commenced, any proceeding of any kind against any of the Wild Tree Released Parties, based upon any matter purported to be released hereby.

b.           Each of Dr. Harold Crook and Wild Tree Enterprises (each on behalf of himself or itself and his or its Affiliates, successors assigns, heirs, executors, and personal representatives) hereby jointly and severally completely release and forever discharge ECCO Energy Corp., together with its past or present Affiliates, successors, assigns, heirs, executors, officers and directors past and present representatives attorneys, employees and agents (collectively the “ECCO Released Parties”), from any and all past and present claims, demands, obligations, actions, causes of action, rights, damages, costs, liabilities, injuries, duties, losses of service, expenses and compensation of any nature whatsoever, related to or arising out of any right, claim, cause of action, suit, debt, whether known or unknown, suspected or unsuspected, both at law and in equity, which any of Dr Harold Crook and Wild Tree Enterprises, together with each of his, its and their other past or present Affiliates may now have, or may have ever had, regardless whether asserted or not, legal or contractual, and whether arising out of written documents or undertakings, fraud, misrepresentation course of conduct, or tort, or statutory or regulatory, against any one or more of the ECCO Released Parties, arising prior to the Effective Date and for any reason whatsoever related to the business of the ECCO Released Parties, including, but not limited to, any and all rights arising out of the contracts or business dealings, any matters related to personal services or employment rights, any rights regarding ownership or operations of any oil and gas leasehold interests, or any monies due or hereafter payable by or to anyone, except for such rights or claims arising under or resulting from this Mutual Release,. Each of Dr. Harold Crook and Wild Tree Enterprises hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the ECCO Released Parties, based upon any matter purported to be released hereby.

2.           Each of the parties acknowledge, represent, warrant, and confirm as to their own respective actions the following: (a) the execution of this Release is not based on reliance upon any promise, representation, understanding or agreement not expressly set forth herein and no party has made any promise or representation to the other not expressly set forth herein; (b) the execution of this Release is each above-named party’s free and voluntary act without duress, coercion, or undue influence exerted by or on behalf of any other party; (c) the parties are not under any form of legal disability or incapacity at the time they sign this Release; and (d) the execution of this Release is not in any way an admission of any fault or liability by any party whatsoever.

3.           The parties agree that if any of the provisions of this Release shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not be affected or impaired.

4.           Each of the parties acknowledge that they each have read and understood the provisions of this Release prior to its execution, and that each signs this Release with full knowledge and understanding of the consequences of their acts.

5.           This Release: (a) shall be modified or amended only by writing executed by the parties hereto; and (b) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement.

EXECUTED effective as of the Effective Date

Wild Tree Enterprises on its own behalf and as agent for and on behalf of its Affiliates

___________________________________________________
Dr. Harold Crook, General Partner

ECCO Energy Corp. on its own behalf and as agent for and on behalf of its Affiliates

______________________________________________
Samuel M. Skipper, President

Dr. Harold Crook on its own behalf and as agent for and on behalf of its Affiliates

___________________________________________________
Dr. Harold Crook